                                                                  EXHIBIT 99.m26

                     AMENDMENT NO. 2 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN
                                       OF
                      AMERICAN CENTURY CALIFORNIA TAX-FREE
                               AND MUNICIPAL FUNDS
                        AMERICAN CENTURY INVESTMENT TRUST
                        AMERICAN CENTURY MUNICIPAL TRUST
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                                     B CLASS

     THIS  AMENDMENT NO. 2 TO MASTER  DISTRIBUTION  AND  INDIVIDUAL  SHAREHOLDER
SERVICES PLAN is made as of the 30th day of September, 2004 by each of the above named  corporations  (the "Issuers").  Capitalized  terms not otherwise  defined herein shall have the meaning  ascribed to them in the Master  Distribution  and
Individual Shareholder Services Plan.

                                    RECITALS

     WHEREAS,  the  Issuers  are parties to a certain  Master  Distribution  and
Individual  Shareholder  Services  Plan  dated  September  3,  2002 and  amended
February 27, 2004 (the "Plan"); and

     WHEREAS,  American Century Strategic Asset Allocations,  Inc. has added a B class  of  shares  for the  Strategic  Allocation:  Aggressive  Fund,  Strategic
Allocation:  Moderate Fund and  Strategic  Allocation:  Conservative  Fund ("New
Classes"); and

     WHEREAS,  the parties  desire to amend the Plan to adopt the Plan on behalf of the New Classes;

     NOW,  THEREFORE,  in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. American  Century  Strategic Asset  Allocations,  Inc. hereby adopts the
Plan on behalf of the New Classes,  in accordance with Rule 12b-1 under the 1940
Act and on the terms and conditions contained in the Plan.

     2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

                                       1

     3. After the date  hereof,  all  references  to the Plan shall be deemed to mean the Master  Distribution  and  Individual  Shareholder  Services  Plan,  as
amended by this Amendment No. 2.

     4. In the event of a conflict between the terms of this Amendment No. 2 and the Plan,  it is the  intention of the parties that the terms of this  Amendment
No. 2 shall  control and the Plan shall be  interpreted  on that  basis.  To the extent the provisions of the Plan have not been amended by this Amendment No. 2, the parties hereby confirm and ratify the Plan.

     5. This Amendment No. 2 may be executed in two or more  counterparts,  each of which shall be an original and all of which  together  shall  constitute  one instrument.

     IN WITNESS  WHEREOF,  the undersigned have executed this Amendment No. 2 as of the date first above written.

                                  AMERICAN CENTURY CALIFORNIA TAX-FREE
                                     AND MUNICIPAL FUNDS
                                  AMERICAN CENTURY INVESTMENT TRUST
                                  AMERICAN CENTURY MUNICIPAL TRUST
                                  AMERICAN CENTURY MUTUAL FUNDS, INC.
                                  AMERICAN CENTURY WORLD MUTUAL
                                     FUNDS, INC.
                                  AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                                  AMERICAN CENTURY STRATEGIC ASSET
                                     ALLOCATIONS, INC.

                                  BY:  /s/ Charles A. Etherington
                                       --------------------------------------
                                       Charles A. Etherington
                                       Vice President of each of the Issuers

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                                   SCHEDULE A

                         SERIES OFFERING B CLASS SHARES

SERIES                                                   DATE PLAN EFFECTIVE
------                                                   -------------------

American Century California Tax-Free And
Municipal Funds
California High-Yield Municipal Fund                      September 3, 2002

American Century Investment Trust
>>       Prime Money Market Fund                          September 3, 2002
>>       Diversified Bond Fund                            September 3, 2002
>>       High-Yield Fund                                  September 3, 2002

American Century Municipal Trust
High-Yield Municipal Fund                                 September 3, 2002
>>       Arizona Municipal Bond Fund                      February 27, 2004
>>       Florida Municipal Bond Fund                      February 27, 2004

American Century Mutual Funds, Inc.
>>       Select Fund                                      September 3, 2002
>>       New Opportunities II Fund                        September 3, 2002
>>       Large Company Growth Fund                        September 3, 2002
>>       Capital Growth Fund                              February 27, 2004

American Century World Mutual Funds, Inc.
>>       International Growth Fund                        September 3, 2002

American Century Capital Portfolios, Inc.
>>       Large Company Value Fund                         September 3, 2002
>>       Value Fund                                       September 3, 2002

American Century Strategic Asset Allocations, Inc.
>>       Strategic Allocation: Aggressive Fund            September 30, 2004
>>       Strategic Allocation: Moderate Fund              September 30, 2004
>>       Strategic Allocation: Conservative Fund          September 30, 2004

By:     /s/ Charles A. Etherington
        ----------------------------------
Name:   Charles A. Etherington
Title:  Vice President
Date:   September 30, 2004

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